Exhibit 3.2

Second Amended and Restated Bylaws

of

Sterling Bancorp, Inc.
(a Michigan corporation)

ARTICLE I
OFFICES

1.1          Registered Office. The registered office of Sterling Bancorp, Inc., a Michigan corporation (the “Corporation”) shall be located at the address specified in the Corporation’s Articles of Incorporation, as amended from time to time (“Articles of Incorporation”) or at such other place as may be determined by the Board of Directors.

1.2          Other Offices. The business of the Corporation may be transacted at such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

ARTICLE II
CAPITAL SHARES

2.1          Share Certificates. Certificates representing shares of the Corporation shall be in such form as is approved by the Board of Directors. Certificates shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and may also be signed by another officer of the Corporation, and shall be sealed with the seal of the Corporation, if one is adopted. If an officer who has signed a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

2.2          Replacement of Lost or Destroyed Certificates. If a share certificate is lost or destroyed, no new certificate shall be issued in place thereof until the Corporation has received such assurances, representations, warranties, or guarantees from the registered holder as the Board of Directors, in its sole discretion, deems advisable and until the Corporation receives such indemnification against any claim that may be made on account of the lost or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with such sureties, if any, as the officers, the transfer agent or the registrar of transfers of the Corporation in their sole discretion, deem advisable. Any new certificate issued in place of any lost or destroyed certificate shall be plainly marked “duplicate” upon its face.

2.3          Issuance of Shares Without Certificates. The Corporation may issue some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement confirming the issuance or transfer of shares without certificates. Such written statement shall include (i) the name of the Corporation and that it is formed under the laws of the State of Michigan, (ii) the name of the person to whom the shares are issued, (iii) the number and class of shares and the designation of the series, if any, (iv) that the holder of the shares is entitled to have a certificate upon written request made to the Secretary of the Corporation, and (v) any other information required by law.

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2.4          Transfer of Shares; Shareholder Records.

(a)           Capital shares of the Corporation shall be transferable only upon the books of the Corporation. Old certificates shall be surrendered to the Corporation by delivery to the person in charge of the transfer books of the Corporation, or to such other person as the Board of Directors may designate, properly endorsed for transfer and the old certificates shall be cancelled before a new certificate is issued.

(b)           The Corporation shall keep records containing the names and addresses of all shareholders, the number, class, and series of shares held by each, and the date when they respectively became holders of record thereof at its registered office. The Corporation shall be entitled to treat the person in whose name any share, right, or option is registered as the owner thereof for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim, regardless of any notice thereof, except as may be specifically required by the laws of the State of Michigan.

2.5          Rules Governing Share Certificates. The Board of Directors shall have the power and authority to make such rules and regulations as they may deem expedient concerning the issue, transfer, and registration of share certificates.

2.6          Dividends. The Board of Directors, in its discretion, may from time to time declare and direct payment of dividends or other distributions upon the Corporation’s outstanding shares out of funds legally available for such purposes which may be payable in cash or other property permitted by law. In addition to the declaration of dividends or other distributions provided in the preceding paragraph of this Section 2.6, the Board of Directors, in its discretion, may from time to time declare and direct payment of a dividend in shares of this Corporation, upon its outstanding shares, in accordance with and subject to the provisions of the Michigan Business Corporation Act, as amended (the “Act”).

2.7          Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and registrar of transfers, and may require all certificates of shares to bear the signature of the transfer agent and of the registrar of transfers, or as the Board of Directors may otherwise direct.

ARTICLE III
SHAREHOLDERS

3.1          Place of Meetings. Meetings of shareholders shall be held at the registered office of the Corporation or at such other place, within or outside the State of Michigan, as may be determined from time to time by the Board of Directors; provided, however, that if a shareholders meeting is to be held at a place other than the registered office, the notice of the meeting shall designate such place.

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3.2          Annual Meeting. An annual meeting of the shareholders shall be held on such date and time as is designated by the Board of Directors. One of the purposes of this annual meeting shall be the election of directors.

3.3          Business at Annual Meetings.

(a)           At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.

(b)           For business to be properly brought before an annual meeting by a shareholder, if such business relates to the election of directors of the Corporation, the procedures in Article VII of the Corporation’s Articles of Incorporation must be complied with. If such business relates to any other matter, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered by mail or electronic transmission to the Secretary and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided however that in the event that the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed, transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs.

(c)           A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting containing all material information relating thereto and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the number of shares of the Corporation which are owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 3.3.

(d)           The officer presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3.3, and if he or she should so determine, the presiding officer shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

(e)           Notwithstanding the foregoing provisions of this Section 3.3, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, shareholders must provide notice as required by the regulations promulgated under the Securities and Exchange Act of 1934, as amended.

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3.4          Special Meetings. Special meetings of the shareholders may be called by resolution of a majority of the Board of Directors, by the Chairman of the Board, or by the Chief Executive Officer, and shall be held on a date fixed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

3.5          Record Date and Notice of Meetings.

(a)           For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to the effective date of any other action proposed to be taken. Only shareholders of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

(b)           If a record date is not fixed by the Board of Directors: (i) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

(c)           Written notice of each meeting of shareholders, stating the time, place, if any, and purposes thereof, shall be given to each shareholder entitled to vote at the meeting not less than ten nor more than sixty days before the date fixed for the meeting, either personally, by mail, or, if authorized by the Board of Directors, by a form of electronic transmission to which the shareholder has consented. For the purposes of these Bylaws, “electronic transmission” means any form of communication that does not directly involve the physical transmission of paper that creates a record that may be retained and retrieved by the recipient and that may be reproduced in paper form by the recipient through an automated process. Notice of a meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting.

(d)           Attendance of a shareholder at a meeting shall constitute both (i) a waiver of notice or defective notice except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (ii) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when the shareholder objects to considering the matter when it is presented.

(e)           When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

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3.6          Voting Lists. The Corporation’s officer or the agent having charge of its share transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series and shall show the address of, and number of shares held by, each shareholder. The list shall be produced at the time and place of the shareholders meeting and be subject to inspection, but not copying, by any shareholder at any time during the meeting for the purpose of determining who is entitled to vote at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting. If for any reason the requirements with respect to the shareholder list specified in this Section 3.6 have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be adjourned until the requirements are complied with; provided, however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.

3.7          Voting. Except as may be otherwise provided in the Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each shareholder entitled to vote at a shareholders meeting, or to express consent or dissent without a meeting, shall be entitled to one vote, in person or by written proxy, for each share entitled to vote held by such shareholder; provided, however, that no proxy shall be voted after three years from its date unless the proxy provides for a longer period. A vote may be cast either orally or in writing as announced or directed by the person presiding at the meeting prior to the taking of the vote. When an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the express provisions of the Act or the Articles of Incorporation. Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election. When any vote is taken by written ballot at any meeting of shareholders, an unrevoked proxy submitted in accordance with its terms shall be accepted in lieu of, and shall be deemed to constitute, a written ballot marked as specified in such proxy.

3.8          Quorum.

(a)           Unless a greater or lesser quorum is provided in the Articles of Incorporation, these Bylaws, or by law, the number of shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting.

(b)            Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at the meeting, unless a greater or lesser quorum is provided in the Articles of Incorporation, these Bylaws, or by law.

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(c)           If there is no quorum, the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. However, if the adjournment is for more than thirty days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, notice of the time, place, and purposes of such meeting shall be given to each shareholder of record on the new record date.

(d)           Once a quorum is determined to be present, the shareholders present in person or by proxy at any meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting is adjourned solely for the purpose of receiving the results of voting by shareholders, such meeting need not be reconvened, but shall stand adjourned pending submission of the results of voting to the Secretary of the Corporation, whereupon the meeting shall stand adjourned until the next regular or special meeting of shareholders.

3.9          Conduct of Meetings. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

(a)           The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his or her absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(b)           If disorder should arise which, in the absolute discretion of the chairman, prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting, and upon his or her so doing, the meeting shall be immediately adjourned without the necessity of any vote or further action of the shareholders.

(c)           The chairman may require any person who is not a bona fide shareholder of record on the record date or a validly appointed proxy of such a shareholder to leave the meeting.

(d)           The chairman may introduce nominations, resolutions or motions submitted by the Board of Directors for consideration by the shareholders without a motion or second.

(e)           When all shareholders present at a meeting in person or by proxy have been offered an opportunity to vote on any matter properly before a meeting, the chairman may declare the polls to be closed, and no further votes may be cast or changed after such declaration. If no such declaration is made by the chairman, the polls shall remain open and shareholders may cast additional votes or change votes until the inspectors of election have delivered their final report to the chairman.

(f)            When the chairman has declared the polls to be closed on all matters then before a meeting, the chairman may declare the meeting to be adjourned pending determination of the results by the inspectors of election. In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman at or after the meeting.

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(g)           When the chairman determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the shareholders.

(h)           When the chairman has declared a meeting to be adjourned, unless the chairman has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

3.10       Inspector of Elections. The Board of Directors may, in advance of a shareholders meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. In the event inspectors are not so appointed, or an appointed inspector fails to appear or act, the chairman of the meeting may appoint one or more persons to fill such vacancy or vacancies or to act as inspector. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine challenges and questions arising in connection with the right to vote, count, and tabulate votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If the right of any person to vote at the meeting is challenged, the inspectors of election shall determine the right. The inspectors shall receive and count the votes either upon an election, or for the decision of any question, and shall determine the result. The certificate of the inspectors regarding any vote shall be prima facia evidence thereof.

3.11       Participation in Meeting by Remote Communication. A shareholder may participate (including voting) in a shareholder meeting by a conference telephone or by other means of remote communication through which all persons participating in the meeting may communicate with the other participants, if (a) the Board of Directors authorizes such participation; (b) all participants are advised of the means of remote communication and the names of the participants in the meeting; (c) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; (d) the Corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and (e) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors may hold a meeting of shareholders solely by means of remote communication if the requirements of this Section 3.11 and Section 4.13 are met.

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ARTICLE IV
DIRECTORS

4.1          Board of Directors.

(a)           Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, the business and affairs of the Corporation shall be managed by a Board of Directors. The number of directors of the Corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of all of the directors then in office, and, in any event, shall be no less than nine (9) directors.

(b)           Prior to the date of shareholder approval of the Third Amended and Restated Articles of Incorporation, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, and at each annual meeting of shareholders prior thereto, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal.

(c)           Upon shareholder approval of the Third Amended and Restated Articles of Incorporation, at each annual meeting of shareholders commencing with the 2022 annual meeting, directors shall be elected to hold office for a one year term expiring at the succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal; provided, however, that any director appointed as Class I, Class II or Class III pursuant to clause (b) of this Section 4.1 who so elects in writing submitted to the Chairman of the Board within five business days after approval by the Board of Directors of the Third Amended and Restated Articles of Incorporation shall be permitted to serve out the remainder of his or her term to which he or she was elected or appointed, and until such director’s successor has been duly elected and qualified or until his or her earlier resignation or removal.

4.2          Resignation and Removal. A director may resign by written notice to the Corporation, which resignation is effective upon its receipt by the Corporation or at a subsequent time as set forth in the notice. No director of the Corporation may be removed without cause. Any one or more directors of the Corporation may be removed for cause, but only by the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”) voting together as a single class.

4.3          Vacancies and Increase in Number. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as defined in the Articles of Incorporation of the Corporation) and an 80% majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next annual meeting of shareholders and until his or her successor shall be duly elected and qualified or his or her earlier resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

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4.4          Place of Meetings and Records. The directors shall hold their meetings, and maintain the minutes of the proceedings of meetings of shareholders, the Board of Directors, and committees of the Board of Directors, if any, and keep the books and records of account for the Corporation in such place or places, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

4.5          Annual Meetings. The annual meeting of the Board of Directors may be held, without notice immediately after the annual shareholders meeting. If such meeting is not so held, whether because a quorum is not present or for any other reason, the annual meeting of the Board of Directors shall be called in the same manner as hereinafter provided for special meetings of the Board of Directors.

4.6          Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

4.7          Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer. Special meetings shall be called by the Chairman of the Board or the Chief Executive Officer on the request of any two directors.

4.8          Quorum and Vote. A majority of the directors then in office constitutes a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which a quorum is present constitutes the action of the Board of Directors, unless the vote of a larger number is specifically required by the Articles of Incorporation or these Bylaws. If a quorum is not present, the directors present may adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum is present.

4.9          Action Without a Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, before or after the action, all directors, then in office, or members of such committee, as the case may be, consent thereto in writing or by electronic transmission. The written consent shall be filed with the minutes of the proceedings of the Board of Directors or committee and the consent shall have the same effect as a vote of the Board of Directors or committee for all purposes.

4.10       Corporate Seal. The Board of Directors may authorize a suitable corporate seal, which seal shall be kept in the custody of the Secretary and used by the Secretary.

4.11       Compensation of Directors. Directors may be paid their expenses, if any, of attendance at meetings of the Board or of any committee of which they are a member. In addition thereto or in lieu thereof, as determined by resolution of the Board of Directors, a director may be paid a fixed sum for attendance at each meeting of the Board, or of a committee thereof, or may be paid a stated salary for serving as a director as well as an additional stated salary for serving on any committee of the Board.

4.12       Committees.

(a)           The Board of Directors may from time to time appoint committees, whose membership shall consist of such members of the Board of Directors as it may deem advisable, to serve at the pleasure of the Board. The Board of Directors may also appoint directors to serve as alternates for members of each committee in the absence or disability of regular members. The Board of Directors may fill any vacancies in any committee as they occur.

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(b)           The Audit Committee will perform the function of an audit committee for the Corporation and each of its subsidiaries as that function is defined in the Audit Committee Charter adopted by the Board of Directors from time to time. The Audit Committee shall have the authority, responsibilities and powers provided in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations. The members of the Audit Committee shall have the qualifications set forth in the Audit Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

(c)           The Compensation Committee will perform the function of a compensation committee for the Corporation and each of its subsidiaries as that function is defined by custom and practice and by the Board of Directors from time to time. The Compensation Committee shall have the authority, responsibilities, and powers provided in any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations. The members of the Compensation Committee shall have the qualifications set forth in any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

(d)           The Nominating and Corporate Governance Committee will perform the function of a nominating committee for the Corporation and each of its subsidiaries as that function is defined in the Nominating and Corporate Governance Committee Charter adopted by the Board of Directors from time to time. The Nominating and Corporate Governance Committee shall have the authority, responsibilities, and powers provided in the Nominating and Corporate Governance Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations. The members of the Nominating and Corporate Governance Committee shall have the qualifications set forth in the Nominating and Corporate Governance Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

(e)           The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

(f)            Each committee provided for above shall meet as often as its business may require and may fix a day and time for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the following business day or on such other day as the chairman of the committee may determine. Special meetings of committees may be called by any member, and notice of special meetings may be given to the members personally, by telephone, by mail, or by electronic transmission. A majority of the members of a committee will constitute a quorum for the transaction of the business of the committee. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

(g)           In the absence or disqualification of a member of a committee, the members present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint any other member of the board who has the qualifications, if any, set forth in the committee charter or resolutions adopted by the Board of Directors to act at the meeting in place of such absent or disqualified member.

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(h)           The Risk Committee will perform the function of a risk committee for the Corporation and each of its subsidiaries as that function is defined in the Risk Committee Charter adopted by the Board of Directors from time to time. The Risk Committee shall have the authority, responsibilities, and powers provided in the Risk Committee Charter, any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations. The members of the Risk Committee shall have the qualifications set forth in any resolutions adopted by the Board of Directors from time to time, and any applicable laws and regulations.

4.13        Meeting by Remote Communication. The Board of Directors or any committee appointed by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section 4.13 shall constitute presence in person at the meeting.

4.14        Notice. Except as otherwise provided by these Bylaws, notice of the date, time, and place of each meeting of the Board of Directors shall be given to each director by either of the following methods:

(a)            by mailing a written notice of the meeting to the address that the director has designated or, in the absence of designation, to the last known address of the director, at least two days before the date of the meeting; or

(b)            by delivering a written notice of the meeting to the director at least one full business day before the meeting, personally or by electronic transmission, to the address that the director has designated, or in the absence of such designation, to the director’s last known office, home or electronic address.

4.15        Purpose Need Not Be Stated. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

4.16        Waiver of Notice. A director’s attendance at or participation in a meeting of the Board of Directors or any committee constitutes a waiver of notice of the meeting, unless the director at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. Notice of any meeting of the Board of Directors or a committee need not be given to any person entitled thereto who waives such notice in writing, either before or after such meeting.

4.17        Chairman of the Board. The Board of Directors at its first meeting after the annual meeting of the shareholders, or as soon as practicable after the election of directors in each year, shall appoint from its members a Chairman of the Board and may appoint one or more Vice Chairmen. The Chairman of the Board shall have such other duties, powers and authority as may be delegated by the Board of Directors. The Chairman of the Board is not an officer or executive officer of the Corporation unless he or she is also the President or otherwise designated an officer by the Board of Directors. The Chairman of the Board shall be the chairman at all meetings of the Board of Directors. The Chairman of the Board shall be the chairman at all meetings of the shareholders, or the Chairman of the Board or the Board of Directors may designate the President to serve as chairman of any or all meetings of the shareholders in lieu of the Chairman of the Board. The Chairman of the Board and any Vice Chairman of the Board shall serve at the pleasure of the Board of Directors and may be removed or replaced by the Board of Directors at any time and for any reason.

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ARTICLE V
OFFICERS

5.1          Officers. The Board of Directors shall appoint a Chief Executive Officer, a President, a Secretary and a Treasurer, all of whom shall be officers of the Corporation. The Board of Directors may also appoint and expressly designate Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, or such other individuals as it may deem proper to be officers of the Corporation with such titles as the Board of Directors may deem appropriate. Any officer appointed by the Board shall hold office for an indefinite term at the pleasure of the Board of Directors. All officers shall respectively have such authority and perform such duties in the management of the property and affairs of the Corporation as may be delegated by the Board of Directors. Any officer may be removed by the Board of Directors at any time and for any reason. The Board of Directors shall have the power to fill any vacancies in any offices.

5.2          Appointment to Titled Positions. The Board of Directors or the President may from time to time appoint individuals to titled positions. Holders of titled positions who may from time to time be appointed pursuant to this Section shall hold such titles as are assigned by the Board of Directors or the President. The title of “Vice President” with or without other words, may be conferred on a holder of a titled position. Dismissal of the holder of a titled position, appointment of replacement for a holder of a titled position, appointment of an additional titled position holder, and a change of titled position holder to a different or additional position may be made by the Board of Directors, the Chief Executive Officer, or the President. Any two or more titled positions may be filled by the same person.

5.3          Authority of Officers. The Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents, Secretary and Treasurer, and any Vice Presidents or other persons as the Board of Directors shall have appointed and expressly designated as officers, shall be the only officers of the Corporation. Only the officers of the Corporation shall have the discretionary authority to determine the fundamental policies of the Corporation. Holders of titled positions who have not been expressly designated as officers of the Corporation in this Section or by the Board of Directors are not officers of the Corporation regardless of their titles.

5.4          Authority of Titled Positions. Holders of titled positions who are not officers shall not have discretionary authority to determine fundamental policies of the Corporation and shall not, by reason of holding such titled positions, be entitled to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors, the Chief Executive Officer, or the President.

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5.5          Chief Executive Officer. The Chief Executive Officer, as designated by the Board, shall be the Chief Executive Officer of the Corporation and shall have the general powers of supervision and management of the business and affairs of the Corporation usually vested in the Chief Executive Officer of a corporation and shall see that all orders and resolutions of the Board are carried into effect. If no designation of Chief Executive Officer is made or if there is no Chairperson of the Board, the President shall be the Chief Executive Officer. The Chief Executive Officer may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.

5.6          President.     If the office of Chairperson of the Board is not filled, the President shall perform the duties and execute the authority of the Chairperson of the Board. If the Chairperson of the Board is designated by the Board as the Corporation’s Chief Executive Officer, the President shall be the chief operating officer of the Corporation, shall assist the Chairperson of the Board in the supervision and management of the business and affairs of the Corporation and, in the absence of the Chairperson of the Board, shall preside at all meetings of the shareholders and the Board. The President may delegate to the officers other than the Chairperson of the Board, if any, such of his or her authority and duties at such time and in such manner as he or she deems appropriate.

5.7          Executive Vice President and Vice Presidents. The Executive Vice Presidents and Vice Presidents shall assist and act under the direction of the Corporation’s Chief Executive Officer, unless otherwise determined by the Board or the Chief Executive Officer. The Board may designate one or more Executive Vice Presidents and may grant other Vice Presidents titles which describe their functions or specify their order of seniority. In the absence or disability of the Chief Executive Officer, the authority of the Chief Executive Officer shall descend to the President or, if there is none, to the Vice Presidents in the order of seniority indicated by their titles or otherwise specified by the Board. If not specified by their titles or the Board, the authority of the President shall descent to the Executive Vice Presidents or, if there are none, to the Vice Presidents, in the order of their seniority in such office.

5.8          Secretary. The Secretary shall act under the direction of the Corporation’s Chief Executive Officer and President. The Secretary shall attend all meetings of the shareholders and the Board, record minutes of the proceedings (if requested) and maintain the minutes and all documents evidencing corporate action taken by consent of the shareholders and the Board in the Corporation’s minute books. The Secretary shall perform these duties for Board committees when requested. The Secretary shall see to it that all notices of meetings of the shareholders and the Board are duly given in accordance with applicable law, the Articles of Incorporation and these Bylaws.

5.9          Treasurer. The Treasurer shall act under the direction of the Corporation’s Chief Executive Officer and President. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of the Corporation’s assets, liabilities, receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Corporation’s Chief Executive Officer, the President or the Board, taking proper vouchers for such disbursements, and shall render to the Corporation’s Chief Executive Officer, the President and the Board (at its regular meetings or whenever they request it) an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board prescribes.

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5.10       Subsidiary Officers. The officers of any subsidiary of the Corporation shall not, by virtue of holding such title and position, be deemed to be executive officers of the Corporation, nor shall any such officer of a subsidiary of the Corporation, unless he or she is also a director or executive officer of the Corporation, be entitled to have access to any files, records, or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the President.

ARTICLE VI
CONTRACTS, LOANS, CHECKS, AND DEPOSITS

6.1          Contracts. The Board of Directors may authorize any officer, or officers, or agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

6.2          Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

6.3          Checks. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer, or officers, or agent, or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

6.4          Deposits. All funds of the Corporation, not otherwise employed, shall be deposited to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VII
MISCELLANEOUS

7.1          Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

7.2          Voting of Securities. Securities of another corporation or entity standing in the name of the Corporation, which are entitled to vote may be voted, in person or by proxy, by the Chairman of the Board or the President of the Corporation or by such other or additional persons as may be designated by the Board of Directors.

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7.3          Inconsistencies with Articles of Incorporation. In the event of any inconsistency between any provision of these Bylaws and any provision of the Corporation’s Articles of Incorporation, the Articles of Incorporation shall control.

ARTICLE VIII
INDEMNIFICATION

8.1          Indemnification of Directors and Officers, Etc. Directors and executive officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary or otherwise) in which a director or executive officer is a witness or which is brought against a director or executive officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Corporation or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or executive officer was serving at the request of the Corporation. Persons who are not directors or executive officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself any such director, executive officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article VIII shall be applicable to actions, suits or proceedings, arising from acts or omissions occurring before or after adoption of these bylaws, and to directors, executive officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, executive officers and other persons referred to in this Article VIII. The right of indemnity provided pursuant to this Article VIII shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve that are not inconsistent with the Act (or other law). Any amendment, alteration, modification, repeal or adoption of any provision in the bylaws inconsistent with this Article VIII shall not adversely affect any indemnification right or protection of a director or executive officer of the Corporation existing at the time of such amendment, alteration, modification, repeal or adoption.

8.2          Application to a Resulting or Surviving or Constituent Corporation. The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Article VIII. The indemnification and other obligations set forth in this Article VIII of the Corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the Corporation. Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Article VIII for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the Corporation.

8.3          Severability. Each and every paragraph, sentence, term and provision of this Article VIII shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article VIII shall be construed in all respects as if the invalid or unenforceable matter had been omitted. Any repeal, amendment or other modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification. If the Act is amended after this Article VIII becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

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ARTICLE IX
FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the courts of the State of Michigan located in Oakland County and the United States District Court for the Eastern District of Michigan shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Act, or (iv) any action asserting a claim otherwise governed by the internal affairs doctrine.

ARTICLE X
AMENDMENTS

These Bylaws may be amended or repealed or new Bylaws adopted by a majority vote of the Board of Directors at any regular or special meeting, without prior notice of intent to do so, or by vote of the holders of a majority of the outstanding voting shares of the Corporation at any annual or special meeting if notice of the proposed amendment, repeal, or adoption is contained in the notice of the meeting; provided that notwithstanding anything contained in these Bylaws to the contrary, the affirmative vote of at least 80% of the outstanding shares of Voting Stock, voting as a single class, shall be required to amend or repeal Article IV, Article VIII, Article IX, or Article X of these Bylaws or to adopt any provision inconsistent therewith, unless, such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors (as defined in the Articles of Incorporation), in which case the affirmative vote of a majority of the outstanding shares entitled to vote pursuant to the Act shall be required to amend or repeal such provisions.

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